Exhibit 10.1

AMENDMENT NO. 1 TO

REVOLVING CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT (“Amendment”) is made and effective as of March 30, 2022, by and among Sonic Foundry, Inc., a Maryland corporation, and Sonic Foundry Media Systems, Inc., a Maryland corporation, as co-borrowers (individually a “Company” and collectively, the “Companies”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Bank”).

A. The Bank and the Companies entered into that certain Revolving Credit Agreement dated July 28, 2021 (“Credit Agreement”);

B. The Companies executed a Revolving Credit Note dated July 28, 2021 in favor of Bank (the “Note”); and

C. The Bank and the Companies have agreed to certain modifications to the Credit Agreement.

In consideration of the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

ARTICLE I

AMENDMENT

1.1          Amendments.

(a) The definition of “Control Agreements” in Section 1.1 is hereby deleted in its entirety and replaced with the following language:

“Control Agreements” shall mean the Uncertificated Securities Control Agreement dated July 28, 2021 between Bank, Sonic Foundry, Inc. and Mediasite K.K., a Japanese corporation, the Uncertificated Securities Control Agreement dated July 28, 2021 between Bank, Sonic Foundry, Inc. and Sonic Foundry International B.V., a Netherlands private limited company, and the Control Agreement between the Bank, U.S. Bank National Association Safekeeping Department as Custodian, and the Borrower as Pledgor dated March 30, 2022.

(b) Section 2.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following language:

From time to time prior to March 31, 2023 (“Maturity Date”) or the earlier termination hereof, and subject to Section 3.17 of this Agreement, Borrower may borrow from Bank for general and working capital purposes an aggregate amount outstanding at any one time of $3,000,000.00 (respectively, the “Loan Amount” and “Revolving Credit Loan”). The Revolving Credit Loan will be evidenced by a promissory note of Borrower payable to the order of Bank in the principal amount of the Loan Amount (the “Note”). Although the Note will be expressed to be payable in the full Loan Amount, Borrower will be obligated to pay only the amounts actually disbursed hereunder, together with accrued interest on the outstanding balance at the rates and on the dates specified therein and such other charges provided for herein.

(c) Section 2.2 “Interest Rates” of the Credit Agreement is hereby deleted in its entirety and restated as follows:

Interest on each advance hereunder shall accrue at an annual rate equal to 1.45% plus the greater of (i) zero percent (0.0%) and (ii) the one-month forward-looking term rate based on SOFR quoted by Bank from the Term SOFR Administrator’s Website (or other commercially available source providing such quotations as may be selected by Bank from time to time) (“Term SOFR”), which shall be that one-month Term SOFR rate in effect two New York Banking Days prior to the Rate Adjustment Date, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, and reset monthly on each Rate Adjustment Date; provided that if the Term SOFR rate is not published on such New York Banking Day due to a holiday or other circumstance that Bank deems in its sole discretion to be temporary, the applicable Term SOFR rate shall be the Term SOFR rate last published prior to such New York Banking Day. The term “New York Banking Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York. The term “Rate Adjustment Date” means the first day of each month. If the initial advance under this Agreement occurs other than on the Rate Adjustment Date, the initial one-month Term SOFR rate shall be that one-month Term SOFR rate in effect two New York Banking Days prior to the later of (a) the immediately preceding Rate Adjustment Date and (b) the closing date of the loan, which rate plus the percentage described above shall be in effect until the next Rate Adjustment Date. The term “Term SOFR Administrator’s Website” means the website or any successor source for Term SOFR identified by CME Group Benchmark Administration Ltd. (or a successor administrator of Term SOFR). If Bank has determined in its sole discretion that (i) the administrator of Term SOFR, or any relevant agency or authority for such administrator of Term SOFR (or any substitute index which replaces Term SOFR (Term SOFR or such replacement, the “Benchmark”)), has announced that such Benchmark will no longer be provided, (ii) any relevant agency or authority has announced that such Benchmark is no longer representative, or (iii) any similar circumstance exists such that such Benchmark has become permanently unavailable or ceased to exist, Bank will (x) replace such Benchmark with a replacement rate or (y) if any such circumstance applies to fewer than all tenors of such Benchmark used for determining an interest period hereunder, discontinue the availability of the affected interest periods. In the case of Term SOFR, such replacement rate will be Daily Simple SOFR. In the case of a replacement rate other than Term SOFR, Bank may add a spread adjustment selected by the Bank, taking into consideration any selection or recommendation of a replacement rate by any relevant agency or authority, and evolving or prevailing market practice. For purposes of this Agreement, (a) “SOFR” means the secured overnight financing rate which is published by the Board of Governors of the Federal Reserve System (together with any committees convened by the Board, the “Board”) and available at www.newyorkfed.org; and (b) “Daily Simple SOFR” means a daily rate based on SOFR and determined by Bank in accordance with the conventions for such rate selected by Bank. In connection with the selection and implementation of any such replacement rate, Bank may make any technical, administrative or operational changes that Bank decides may be appropriate to reflect the adoption and implementation of such replacement rate. Without limitation of the foregoing, in the case of a transition to Daily Simple SOFR, Bank will remove any option to select another rate that may change or is reset on a daily basis, including, without limitation, Bank’s prime rate. Bank does not warrant or accept any responsibility for the administration or submission of, or any other matter related to, Term SOFR or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation whether any such alternative, successor or replacement rate will have the same value as, or be economically equivalent to, Term SOFR. Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error.

(d) Section 2.6 “Conditions to Borrowing” of the Credit Agreement is hereby deleted in its entirety and restated as follows:

Section 2.6 Conditions to Borrowing. Bank will not be obligated to make (or continue to make) advances hereunder unless (i) Bank has received the executed original of the Note and all other documents or agreements applicable to any loans described herein, including but not limited to the documents specified in Article IV (collectively with the Agreement the “Loan Documents”), in form and content satisfactory to Bank; (ii) if the Note and loan thereunder is secured, Bank has received confirmation satisfactory to it that Bank has a properly perfected security interest, mortgage or lien, with the proper priority; (iii) Bank has received certified copies of Borrower's and any non-individual guarantor’s governance documents and certification of entity status satisfactory to Bank and all other relevant documents; (iv) Bank has received a certified copy of a resolution or authorization in form and content satisfactory to Bank authorizing the Note and loans and all acts contemplated by the Agreement and all related documents, and confirmation of proper authorization of all guaranties and other acts of third parties contemplated hereunder; (v) if required by Bank, Bank has been provided with an Opinion of Borrower's counsel in form and content satisfactory to Bank confirming the matters outlined in Section 3.2 and such other matters as Bank requests; (vi) no default exists under the Agreement or under any other Loan Documents, or under any other agreements by and between Borrower and Bank; (vii) all proceedings taken in connection with the transaction contemplated by the Agreement (including any required environmental assessments), and all instruments, authorizations and other documents applicable thereto, are satisfactory to Bank and its counsel; and (viii) Borrower has complied with the requirements in Section 3.17 of this Agreement to the Bank’s satisfaction.

(e) The language in Subsections (c) “Monthly Borrowing Base Certificate” and (d) “Financial Covenant Compliance Certificates” of Section 3.13 “Financial Information and Reporting” is hereby deleted in its entirety and replaced with “intentionally omitted.”

(f) The language in Section 3.14 “Financial Covenants” is hereby deleted and replaced with “intentionally omitted.”

(g) The language in Section 3.15 “Financial Definitions and Calculations” is hereby deleted and replaced with “intentionally omitted.”

(h) The following Section 3.17 is hereby created:

3.17 Restrictions on Borrowing; Security Interest in Money Center Account. The Borrower shall maintain a collateral account with U.S. Bank National Association Safekeeping Department pursuant to arrangements satisfactory to the Bank (“Collateral Account”) in the name of the Borrower but under the sole control of the Bank. As a condition to drawing on the Revolving Credit Loan, Borrower shall deposit into the Collateral Account funds in an amount equal to the amount of principal Borrower wishes to draw on the Revolving Credit Loan. Upon payment of the principal, the Borrower may request the Bank to disburse funds from the Collateral Account to Borrower in an amount up to the amount of principal paid by Borrower. Borrower shall ensure the Collateral Account always has funds in an amount that is no less than the principal balance on the Revolving Credit Loan. The Borrower pledges, assigns and grants to the Bank a security interest in all of the Borrower’s right, title and interest in and to all funds from time to time on deposit in the Collateral Account to secure the Obligations, including the Revolving Credit Loan and Note.

1.2          Miscellaneous Amendments. The Credit Agreement, the Note, the Loan Documents and all other agreements and instruments executed and delivered heretofore or hereafter pursuant to the Credit Agreement are amended hereby so that any reference therein to the Credit Agreement shall be deemed to be a reference to such agreements and instruments as amended by or pursuant to this Amendment.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

Each Company hereby represents and warrants to the Bank that:

2.1         Credit Agreement. All of the representations and warranties made by each Company in the Credit Agreement are true and correct on the date of this Amendment. No Default or Event of Default under the Credit Agreement, except as have been waived in this Amendment, if any, has occurred and is continuing as of the date of this Amendment.

2.2         Authorization; Enforceability. The making, execution and delivery of this Amendment and performance of and compliance with the terms of the Credit Agreement has been duly authorized by all necessary corporate action by each Company. This Amendment is the valid and binding obligation of each Company, enforceable against each Company in accordance with its terms.

2.3         Absence of Conflicting Obligations. The making, execution and delivery of this Amendment and performance of and compliance with the terms of the Credit Agreement, as amended, do not violate any presently existing provision of law or the articles or certificate of incorporation or bylaws of each Company or any agreement to which each Company is a party or by which it or any of its assets is bound.

ARTICLE III

MISCELLANEOUS

3.1         Continuance of Credit Agreement. Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect.

3.2         Survival. All agreements, representations and warranties made in this Amendment or in any documents delivered pursuant to this Amendment shall survive the execution of this Amendment and the delivery of any such document.

3.3         Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin applicable to agreements made and wholly performed within such state.

3.4         Counterparts; Headings. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. Article and section headings in this Amendment are inserted for convenience of reference only and shall not constitute a part hereof.

3.5         Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

3.6         Course of Dealing. Each Company acknowledges that neither previous waivers, extensions, and amendments granted to any Company by the Bank nor the amendments granted herein create any course of dealing or expectation with respect to any further waivers, extensions, or amendments and further acknowledges that the Bank has no obligation whatsoever to grant any additional waivers, extensions, amendments, or forbearance.

3.7         Conditions. This Amendment shall only become effective upon:

(a) Execution of this Amendment by the Companies and the Bank; and

(b) Execution of the Control Agreement by the Companies and the Bank attached hereto as Exhibit A.

3.8          No Defenses. Each Company acknowledges it has no defenses, rights of setoff, or rights of recoupment to the enforceability or payment of any of its obligations under the Credit Agreement as amended hereby.

3.9         No Advisory or Fiduciary Responsibility; Non-Liability of Bank. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Companies acknowledge and agree that (i)(A) each Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (B) each Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) the Bank is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Company or any of its affiliates, or any other person and (B) the Bank has no obligation to any Company or any of its affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Bank and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its affiliates, and the Bank has no obligation to disclose any of such interests to the Borrower or its affiliates. The relationship between any Company and its subsidiaries on the one hand and the Bank on the other hand shall be solely that of borrower and lender. The Bank shall have no fiduciary responsibilities to any Company or any of its subsidiaries. To the fullest extent permitted by law, each Company hereby waives and release any claims that it may have against the Bank with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. The Bank shall have no liability with respect to, and each Company and each of its subsidiaries hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by any Company and any of its subsidiaries in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

3.10         Expenses and Attorneys’ Fees. The Companies shall pay reasonable fees and expenses incurred by the Bank in connection with the preparation, execution, and delivery of this Amendment.

3.11         Effect of Amendment; No Waiver. The Credit Agreement and Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. THIS AMENDMENT SHALL NOT OPERATE AS A WAIVER OF ANY RIGHT, POWER OR REMEDY OF THE BANK UNDER THE CREDIT AGREEMENT OR ANY OF THE RELATED DOCUMENTS, AND THE BANK RESERVES ALL RIGHTS AND REMEDIES.

3.12         Capitalized Terms. All capitalized terms used in this Amendment and not specifically defined herein shall have the definitions assigned to such terms in the Credit Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Revolving Credit Agreement as of the day and year first written above.

COMPANIES:

SONIC FOUNDRY, INC.

By:/s/Kenneth Minor

Kenneth Minor, Secretary

SONIC FOUNDRY MEDIA SYSTEMS, INC.

By:/s/Kenneth Minor

Kenneth Minor, Secretary

BANK:

U.S. BANK NATIONAL ASSOCIATION

By:_/s/Elizabeth Cardinale

Elizabeth Cardinale, Vice President